Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 2, 2025, in the Registration Statement (Form S-11) and related Prospectus of Fermi LLC dated September 5, 2025.

/s/ Ernst & Young LLP

Fort Worth, Texas

September 5, 2025